 As filed with the Securities and Exchange Commission on May 12, 2000
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                               WHITMAN CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                     13-6167838
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

             3501 ALGONQUIN ROAD                            60608
          ROLLING MEADOWS, ILLINOIS                       (Zip Code)
   (Address of principal executive offices)

                  WHITMAN CORPORATION 2000 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                STEVEN R. ANDREWS
              Senior Vice President, Secretary and General Counsel
                               Whitman Corporation
                               3501 Algonquin Road
                         Rolling Meadows, Illinois 60008
                                 (312) 818-5000
                      (Name, address, and telephone number,
                   including area code, of agent for service)
                          ----------------------------
                         CALCULATION OF REGISTRATION FEE

---------------------- ----------------------- ------------------------- ------------------------ ------------------
                                               Proposed Maximum          Proposed Maximum         Amount of
Title of  Securities   Amount to be            Offering Price Per        Aggregate Offering       Registration Fee
to be Registered       Registered              Share                     Price
---------------------- ----------------------- ------------------------- ------------------------ ------------------
Common Stock,           8,000,000 shares (1)       $12.05 (2)               $96,404,814 (2)          $25,451 (2)
$.01 par value
---------------------- ----------------------- ------------------------- ------------------------ ------------------
Preferred Stock           8,000,000 rights               (3)                       (3)                   (3)
Purchase Rights
---------------------- ----------------------- ------------------------- ------------------------ ------------------

(1) This registration statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the employee benefit plans described herein relating to adjustments for changes resulting from a stock dividend, stock split or similar change.
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock reported in the consolidated reporting system on May 8, 2000 and the weighted average exercise price of outstanding options granted under the plan.
(3) Rights to purchase Series A Junior Participating Preferred Stock (the "Rights") initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Whitman Corporation, a Delaware corporation (the "Company"), are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2000;

        (b) All of the Company's other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 2000; and

        (c) The description of the Common Stock, $.01 par value, of the Company (the "Common Stock") and the description of the Preferred Stock Purchase Rights of the Company (the "Rights") associated with the Common Stock, contained in registration statements filed by the Company to register the Common Stock and the Rights under the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations.
Article V of the Company's By-Laws provides for indemnification of any director, officer, employee or agent of the Company, or any person serving in the same capacity in any other enterprise at the request of the Company, under certain circumstances. Article NINTH of the Company's Certificate of Incorporation eliminates the liability of directors of the Company under certain circumstances for breaches of fiduciary duty to the Company and its shareholders.

         Directors and officers of the Company are insured, at the expense of the Company, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the By-Laws.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.    EXHIBITS.


EXHIBIT    DESCRIPTION
-------    -----------
4.1        Certificate of Incorporation of the Company, as amended and restated
           on May 20, 1999, is hereby incorporated by reference to Exhibit 3a to the Company's Quarterly Report on Form 10-Q for the quarter ended
           July 3, 1999 (commission file number 1-15019)

4.2 By-Laws of the Company, as amended and restated on May 20, 1999, are hereby incorporated by reference to Exhibit 3b to the Company's
           Quarterly Report on Form 10-Q for the quarter ended July 3, 1999
           (commission file number 1-15019)

4.3        Rights Agreement, dated as of May 20, 1999, between the Company and
           First Chicago Trust Company of New York, is hereby incorporated by reference to Exhibit 4 to the Registration Statement on Form 8-A filed by the Company with the Commission on May 25, 1999 (commission file number 1-15019)

4.4*       Whitman Corporation 2000 Stock Incentive Plan

4.5*       Form of Non-Qualified Stock Option Agreement

5*         Opinion of Sidley & Austin

23.1*      Consent of KPMG LLP (Chicago)

23.2       Consent of Sidley & Austin (contained in Exhibit 5)

24         Powers of Attorney (contained in the signature pages hereto)

-----------------------
* Filed herewith

ITEM 9.    UNDERTAKINGS.

        (a)      The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rolling Meadows, State of Illinois, on the 4th day of May, 2000.

                                   WHITMAN CORPORATION


                                   By:  /s/  Martin M. Ellen
                                      -----------------------------------------
                                             Martin M. Ellen
                                             Senior Vice President and
                                               Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven R. Andrews, and Martin M. Ellen, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of May, 2000.


         SIGNATURE                            TITLE

/s/  Bruce S. Chelberg            Chairman and Chief Executive Officer
-----------------------------     (principal executive officer)
        Bruce S. Chelberg


/s/  Martin M. Ellen             Senior Vice President and Chief Financial
-----------------------------    Officer (principal financial and accounting
          Martin M. Ellen        officer)




                                       6

/s/  Herbert M. Baum                                         Director
-----------------------------
         Herbert M. Baum


/s/  Richard G. Cline                                        Director
-----------------------------
         Richard G. Cline


/s/  Pierre S. Du Pont                                       Director
-----------------------------
        Pierre S. du Pont


/s/  Archie R. Dykes                                         Director
-----------------------------
         Archie R. Dykes


/s/  Charles W. Gaillard                                     Director
-----------------------------
       Charles W. Gaillard


/s/  Jarobin Gilbert, Jr.                                    Director
-----------------------------
       Jarobin Gilbert, Jr.


/s/  Victoria B. Jackson                                     Director
-----------------------------
        Victoria B. Jackson


/s/  Robert F. Sharpe, Jr.                                   Director
-----------------------------
      Robert F. Sharpe, Jr.


/s/  Karl Von Der Heyden                                     Director
-----------------------------
        Karl von der Heyden

                                  EXHIBIT INDEX

EXHIBIT        DESCRIPTION
-------        -----------
4.1            Certificate of Incorporation of the Company, as amended and restated
               on May 20, 1999, is hereby incorporated by reference to Exhibit 3a to the Company's Quarterly Report on Form 10-Q for the quarter ended
               July 3, 1999 (commission file number 1-15019)

4.2            By-Laws of the Company, as amended and restated on May 20, 1999, are hereby incorporated by reference to Exhibit 3b to the Company's
               Quarterly Report on Form 10-Q for the quarter ended July 3, 1999
               (commission file number 1-15019)

4.3            Rights Agreement, dated as of May 20, 1999, between the Company and
               First Chicago Trust Company of New York, is hereby incorporated by reference to Exhibit 4 to the Registration Statement on Form 8-A
               filed by the Company with the Commission on May 25, 1999 (commission file number 1-15019)

4.4*           Whitman Corporation 2000 Stock Incentive Plan

4.5*           Form of Non-Qualified Stock Option Agreement

5*             Opinion of Sidley & Austin

23.1*          Consent of KPMG LLP (Chicago)

23.2           Consent of Sidley & Austin (contained in Exhibit 5)

24             Powers of Attorney (contained in the signature pages hereto)

----------------------
* Filed herewith


                                       8